As filed with the Securities and Exchange Commission on August 12, 2005.
                                                     Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                  CARMAX, INC.
             (Exact name of registrant as specified in its charter)

               Virginia                                 54-1821055
     (State or other jurisdiction                   (I.R.S. Employer
    of incorporation or organization)               Identification No.)

            4900 Cox Road
         Glen Allen, Virginia                              23060
(Address of Principal Executive Offices)                 (Zip Code)
                               -------------------

           CarMax, Inc. Amended and Restated 2002 Stock Incentive Plan
          CarMax, Inc. Amended and Restated 2002 Non-Employee Directors
                              Stock Incentive Plan
                            (Full title of the plan)

                                  Austin Ligon
                      President and Chief Executive Officer
                                  CarMax, Inc.
                                  4900 Cox Road
                           Glen Allen, Virginia 23060
                     (Name and address of agent for service)

                                 (804) 747-0422
          (Telephone number, including area code, of agent for service)
                               -------------------

                                          CALCULATION OF REGISTRATION FEE
=====================================================================================================================
         Title of securities             Amount to be      Proposed maximum        Proposed maximum      Amount of
          To be registered              registered (1)    offering price per      aggregate offering    registration
                                                               share (2)              price (2)             fee
---------------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.50 per share for:
---------------------------------------------------------------------------------------------------------------------

      CarMax, Inc. Amended and             150,000              $29.32               $  4,398,000         $   518
      Restated 2002 Non-Employees
      Director Stock Incentive Plan
---------------------------------------------------------------------------------------------------------------------

      CarMax, Inc. Amended and            6,750,000             $29.32               $197,910,000         $23,294
      Restated 2002 Employee Stock
      Incentive Plan
---------------------------------------------------------------------------------------------------------------------

TOTAL                                     6,900,000             $29.32               $202,308,000         $23,812
=====
---------------------------------------------------------------------------------------------------------------------
Rights to Purchase Cumulative
Participating Preferred Stock,               (3)                  (3)                    (3)                (3)
Series A
---------------------------------------------------------------------------------------------------------------------

(1) The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.

(2) Estimated solely for the purposes of calculating the registration fee as contemplated by Rules 457(c) and 457(h)(1) of the Securities Act of 1933, as amended, and based on the average of the high ($29.44) and low ($29.20) per share sales prices of CarMax, Inc. Common Stock reported on the New York Stock Exchange on August 9, 2005.

(3) The Rights to Purchase Cumulative Participating Preferred Stock, Series A, will be attached to and will trade with the shares of Common Stock of the Registrant. The value attributable to such Rights, if any, will be reflected in the market price of the shares of Common Stock. No additional registration fee is required.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information

         Not required to be filed.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The following documents previously filed by CarMax, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and made a part hereof to the extent that such documents are considered filed with the Commission:

         (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended February 28, 2005 (the "Form 10-K");

         (2) the portions of the Registrant's definitive Proxy Statement for the Annual Meeting of Shareholders held on June 21, 2005 that have been incorporated by reference into the Form 10-K;

         (3) the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 2005;

         (4)      the  Registrant's  Current Reports on Form 8-K filed on
                  April 21, 2005, May 20, 2005 (with respect to the termination of its credit agreement), May 20, 2005 (with respect to sales and earnings expectations), June 20, 2005 and June 22, 2005; and

         (5) the description of the Registrant's common stock contained in the Registration Statement on Form 8-A filed on August 7, 2002, under Section 12(b) of the Exchange Act.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, to the extent that such documents are considered filed with the Commission. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Williams Mullen, counsel to the Registrant, has rendered its opinion that the Common Stock, when issued pursuant to the terms and conditions of the CarMax, Inc. 2002 Amended and Restated Stock Incentive Plan and/or the CarMax, Inc. 2002 Amended and Restated Non-Employee Directors Stock Incentive Plan, as the case may be, will be validly issued, fully paid and non-assessable. Attorneys employed by Williams Mullen beneficially owned an aggregate of approximately 4,106 shares of the Registrant's common stock as of August 10, 2005.

Item 6.  Indemnification of Directors and Officers

         Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia, as amended (the "Code"), permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his or her good faith belief that he or she has met the standard of conduct prescribed by the Code and furnishes the corporation a written undertaking to repay any advance if it is ultimately determined that he or she did not meet the standard of conduct, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all of the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

         The Articles of Incorporation, as amended, of the Registrant contain provisions indemnifying the directors and officers of the Registrant to the full extent permitted by Virginia law. In addition, the Articles of Incorporation, as amended, of the Registrant eliminate the personal liability of the Registrant's directors and officers to the Registrant or its shareholders for monetary damages to the full extent permitted by Virginia law.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

         4.1 CarMax, Inc. Amended and Restated Articles of Incorporation, effective June 6, 2002, filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed October 3, 2002 (Filed No. 1-31420), is incorporated by this reference.

         4.2 CarMax, Inc. Articles of Amendment to the Amended and Restated Articles of Incorporation, effective June 6, 2002, filed as
                  Exhibit 3.2 to the Registrant's Current Report on Form 8-K, filed October 3, 2002 (File No. 1-31420), is incorporated by this reference.

         4.3 CarMax, Inc. Bylaws, as amended and restated January 18, 2005, filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed January 21, 2005 (File No. 1-31420) is incorporated by this reference.

         4.4 Rights Agreement dated as of May 21, 2002, between CarMax,Inc. and Wells Fargo Bank Minnesota, N.A., as Rights Agent, filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-4/A filed June 6, 2002 (File No. 333-85240), is incorporated by this reference.

         4.5 CarMax Inc. Amended and Restated 2002 Stock Incentive Plan, as amended and restated effective June 21, 2005, filed as Exhibit
                  10.1 to the Registrant's Current Report on Form 8-K, filed June 21, 2005 (File No. 1-31420), is incorporated by this reference.

         4.6 CarMax Inc. Amended and Restated 2002 Non-Employee Directors Stock Incentive Plan, as amended and restated effective
                  June 21, 2005, filed as Exhibit 10.2 to the Registrant's Current Report on Form 8-K, filed June 21, 2005
                  (File No. 1-31420), is incorporated by this reference.

         5.1      Opinion of Counsel.*

         23.1     Consent of Counsel (included in Exhibit 5.1).*

         23.2     Consent of Independent Registered Public Accounting Firm.*

         24.1     Powers of Attorney.*
------------
*Filed herewith

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)        To include any prospectus required by
                                      Section 10(a)(3) of the Securities Act of
                                      1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Henrico County, Commonwealth of Virginia, on this 12th day of August, 2005.

                                      CARMAX, INC.

                                      By:    /s/ Austin Ligon
                                         ----------------------------
                                         Austin Ligon
                                         President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                      Title                     Date
     ---------                      -----                     ----


  /s/ Austin Ligon        President and Chief Executive     August 12, 2005
----------------------         Officer and Director
    Austin Ligon          (Principal Executive Officer)

 /s/ Keith D. Browning    Executive Vice President, Chief   August 12, 2005
----------------------    Financial Officer and Director
   Keith D. Browning     (Principal Financial Officer and
                          Principal Accounting Officer)

          *               Chairman of the Board of          August 12, 2005
----------------------             Directors
   Richard L. Sharp

          *                        Director                 August 12, 2005
----------------------
James F. Clingman, Jr.

     Signature                      Title                     Date
     ---------                      -----                     ----

          *                        Director                 August 12, 2005
----------------------
  Jeffrey E. Garten


          *                        Director                 August 12, 2005
----------------------
  W. Robert Grafton


          *                        Director                 August 12, 2005
----------------------
  William S. Kellogg


          *                        Director                 August 12, 2005
----------------------
   Hugh G. Robinson


          *                        Director                 August 12, 2005
----------------------
  Thomas G. Stemberg


          *                        Director                 August 12, 2005
----------------------
   Beth A. Stewart


          *                        Director                 August 12, 2005
----------------------
  William R. Tiefel




         * Keith D. Browning, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission as part of this Registration Statement.


Date: August 12, 2005                      /s/ Keith D. Browning
                                           -------------------------------------
                                           Keith D. Browning
                                           Attorney-in-Fact

                                  EXHIBIT INDEX
                                  -------------

                                       TO
                         FORM S-8 REGISTRATION STATEMENT

                             ----------------------

     Exhibit
     Number                  Description of Exhibit
     ------                  ----------------------

         4.1 CarMax, Inc. Amended and Restated Articles of Incorporation, effective June 6, 2002, filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed October 3, 2002 (Filed No. 1-31420), is incorporated by this reference.

         4.2 CarMax, Inc. Articles of Amendment to the Amended and Restated Articles of Incorporation, effective June 6, 2002, filed as
                  Exhibit 3.2 to the Registrant's Current Report on Form 8-K, filed October 3, 2002 (File No. 1-31420), is incorporated by this reference.

         4.3 CarMax, Inc. Bylaws, as amended and restated January 18, 2005, filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed January 21, 2005 (File No. 1-31420) is incorporated by this reference.

         4.4      Rights Agreement dated as of May 21, 2002, between
                  CarMax, Inc. and Wells Fargo Bank Minnesota, N.A., as Rights Agent, filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-4/A filed June 6, 2002
                  (File No. 333-85240), is incorporated by this reference.

         4.5 CarMax Inc. Amended and Restated 2002 Stock Incentive Plan, as amended and restated effective June 21, 2005, filed as Exhibit
                  10.1 to the Registrant's Current Report on Form 8-K, filed June 21, 2005 (File No. 1-31420), is incorporated by this reference.

         4.6 CarMax Inc. Amended and Restated 2002 Non-Employee Directors Stock Incentive Plan, as amended and restated effective June 21, 2005, filed as Exhibit 10.2 to the Registrant's Current Report on Form 8-K, filed June 21, 2005 (File No. 1-31420), is incorporated by this reference.

         5.1      Opinion of Counsel.*

        23.1      Consent of Counsel (included in Exhibit 5.1).*

        23.2      Consent of Independent Registered Public Accounting Firm.*

        24.1      Powers of Attorney.*
------------
*Filed herewith